Exhibit 24.1

PLUS THERAPEUTICS, INC.

POWER OF ATTORNEY

Each of the undersigned directors and officers of Plus Therapeutics, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Marc H. Hedrick, M.D., and Andrew Sims, and each of them, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act in such person’s name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Act, a registration statement on Form S-3 relating to the offer and resale by certain selling stockholders of shares of common stock, par value $0.001 per share, of the Registrant, and any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Signature	Title	Date

/S/ MARC H. HEDRICK, M.D. MARC H. HEDRICK, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	April 4, 2025

/S/ ANDREW SIMS ANDREW SIMS	Chief Financial Officer (Principal Financial and Accounting Officer)	April 4, 2025

/S/ RICHARD J. HAWKINS RICHARD J. HAWKINS	Chair of the Board of Directors	April 4, 2025

/S/ HOWARD CLOWES HOWARD CLOWES	Director	April 4, 2025

/S/ AN VAN ES-JOHANNSON, M.D. AN VAN ES-JOHANSSON, M.D.	Director	April 4, 2025

/S/ ROBERT LENK, PH.D. ROBERT LENK, PH.D	Director	April 4, 2025

/S/ GREG PETERSEN GREG PETERSEN	Director	April 4, 2025